UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2007

AVALON PHARMACEUTICALS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32629	52-2209310
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20358 Seneca Meadows Parkway, Germantown, Maryland		20876
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-556-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2007, Avalon Pharmaceuticals, Inc. ("Avalon") entered into an Exclusive License and Research Collaboration Agreement (the "Agreement") with Merck & Co., Inc. ("Merck") for the discovery and possible development of selective small molecule inhibitors for a target important in the development of cancer. Under the terms of the Agreement, Avalon will be using AvalonRx® to identify lead compounds and Merck is responsible for clinical development, regulatory approval and commercialization of any potential product candidates. Pursuant to the Agreement, both parties have agreed to work exclusively with one another during the term of the research program in developing compounds for the inhibition of the selected target, in the case of Merck subject to certain milestones being met during the research program. A copy of the press release announcing the Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Under the Agreement, Avalon will receive payments from Merck upon Merck's initial designation of a lead compound as an exclusively licensed compound and and will receive additional milestone payments based on meeting a number of development and commercial milestones relating to proof of concept, filing of INDs for a first cancer indication and subsequent cancer indications, initiations of different levels of clinical trials for those indications and the filing, and approval, of NDAs for those indications, and achievement of a specified significant level of net sales. If Avalon achieves all of the milestones under the Agreement, Avalon will receive approximately $200 million in milestone payments. Avalon will also receive royalties on net sales of products developed in the collaboration. The Agreement does not provide for any minimum guaranteed or upfront payments to Avalon by Merck.

The term of the Agreement expires upon the expiration of all royalty obligations under the Agreement. The Agreement may be terminated earlier by Merck upon 60 days advanced written notice during the preliminary stages of the research program and thereafter during the research program if certain levels of research support are not provided by Avalon or certain research milestones are not met, in certain circumstances subject in the latter case to the payment of specified fees by Merck to Avalon and the right of Avalon to obtain certain licenses from Merck to continue the development and commercialization of potential product candidates derived from the research program. The Agreement may be further terminated by Avalon upon 30 days advanced written notice to Merck if Merck determines that development of a compound is not commercially viable. Additionally, the Agreement may be terminated either by Avalon or by Merck upon a material, uncured breach by the other party of the terms of the Agreement, following the expiration of a 90 day cure period.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 - Press Release dated March 6, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON PHARMACEUTICALS, INC.

March 8, 2007	By:	/s/ Thomas G. David, Esq.

Name: Thomas G. David, Esq.
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 6, 2007